Exhibit 99.1
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                                              NEWS RELEASE FOR IMMEDIATE RELEASE
                                                   For More Information Contact:
                                            Phillip Levin, Chairman of the Board
                                                 info@nviro.com   (419) 535-6374
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     N-VIRO INTERNATIONAL CORPORATION ANNOUNCES RESULTS OF ANNUAL STOCKHOLDERS
               MEETING:  STOCKHOLDERS LEND FULL SUPPORT TO COMPANY

Toledo, Ohio, Tuesday, July 5, 2005 - N-Viro International Corp. (OTC BB/NVIC.OB) announced the results of the Company's Annual Stockholders' Meeting vote, held on Thursday, June 30, 2005. Four issues were presented for stockholder consideration at the Annual Meeting: (1) to amend the Company's
Certificate  of  Incorporation  to  remove Article 5, (2) to amend the Company's
Certificate of Incorporation to remove Article 10, (3) the election of four directors to the board of directors of the Company and (4) the ratification of UHY LLP as the Company's independent certified public accountants. The first, third and fourth matters were approved at the Annual Meeting by the affirmative vote of the holders of a majority of the shares voting. The second matter was approved by the affirmative vote of 75% of the shares of common stock issued and outstanding, as required.

Based on actions taken by the stockholders at the annual meeting, the Board of Directors of the Company currently consists of seven members, with two vacancies: Phillip Levin, Chairman of the Board of the Company, Daniel
Haslinger, President and Chief Executive Officer of the Company, Michael Nicholson, Chief Development Officer of the Company, Terry Logan, R. Francis DiPrete, Joseph Scheib and Carl Richard. Messrs. Levin, Logan and Nicholson have terms expiring in 2006, while Messrs. DiPrete, Haslinger, Scheib and Richard have terms expiring in 2007.

In his comments on new business, Chairman Phil Levin expressed optimism of bringing ongoing business discussion to fruition within the next 6-12 months. The Company's sales staff is in discussion with several municipalities on business opportunities which could result in one-time licensing revenue of about $300,000. Initiatives are ongoing to tap new markets for ash and alkaline aggregate sales.

Mr. Levin also reported on the favorable trend in the Company's soil product distribution business segment. In contrast to a year ago when the distribution cost of product was over $5.00 per ton, today that figure is nearly zero, and the Company target is to be earning revenue of $2.00 to $4.00 per ton of product by July 2006.

"As oil prices soar, so does the fertilizer costs to farmers. Given that N-Viro production is not directly related to petroleum prices as commercial fertilizer is, the economics of using N-Viro products to enhance soil quality are becoming more obvious and attractive to production agriculture," said Mr. Levin, who also mentioned the Company's is conducting research into broadening the soil product distribution market by enhancing the material with organic, mineral and commercial additives sought by the agricultural community.

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N-Viro  International  Corporation  News  Release  dated  July  5,  2005
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Mr.  Levin  went  on to mention a pilot program between N-Viro and a producer of consumer retail package products. The initial results are encouraging and this partnership shows great promise for growth.

In related news, the Company has finalized negotiations on a contract for operations at the Toledo processing facility with its unionized employees. The union has agreed with a two-tier pay rate schedule which allows the Company to pay a lower rate to new hires. The Company also won concessions on cost-saving benefits as well as greater latitude in directing the use of plant employees.

About  N-Viro
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N-Viro  International  Corporation  develops  and  licenses  its  technology  to municipalities and private companies. N-Viro's patented processes use lime and/or mineral-rich, combustion byproducts to treat, pasteurize, immobilize and convert wastewater sludge and other bio-organic wastes into biomineral agricultural and soil-enrichment products with real market value. More information about N-Viro International can be obtained by contacting the office or on the Internet at www.nviro.com or by e-mail inquiry to info@nviro.com.
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Forward  Looking  Statements
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The  Company  cautions  that  words  used  in  this  document such as "expects,"
"anticipates," "believes" and "may," as well as similar words and expressions used herein, identify and refer to statements describing events that may or may not occur in the future. These forward-looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to be materially different from those described herein. For example, while the Company believes that trends in sludge treatment are moving in favor of the Company's technology, such trends may not continue or may never result in increased sales or profits to the Company because of the availability of competing processes. Additional information about these and other factors that may adversely affect these forward-looking statements are contained in the Company's reports and filings with the Securities and Exchange Commissions. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

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